                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2000



                                   NET 2 L. P.
             (Exact name of registrant as specified in its charter)



       Delaware                                                      33-25984                   13-3497738
(State or other jurisdiction of                               (Commission File Number)        (IRS Employer
incorporation or organization)                                                              Identification No.)


c/o Lexington Corporate Properties Trust
355 Lexington Avenue
New York, New York                                                                                 10017
(Address of principal Executive offices)                                                       (zip code)



Registrant's telephone number, including area code                                             (212) 692-7200

                                       N/A
          (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On March 20, 2000, NET 2 L.P. (the "Partnership") acquired a property in Hampton, Virginia (the "Hampton Property"), for approximately $12 million.
The purchase price was satisfied by the proceeds of a first mortgage note of approximately $7.5 million with the remainder in cash. The note bears interest at a rate of 8.27% per annum and requires monthly payments of principal and interest of $56,438 beginning May 1, 2000. The note matures on April 1, 2010.

The Hampton Property consists of approximately 100,632 square foot office building net leased to Nextel Communications of the Mid-Atlantic, Inc., owned by Nextel Communications, Inc. ("Nextel"). The lease has a term of ten years expiring on December 31, 2009. The lease provides for four renewal options of five years each. The fixed annual net rent payable for the base term is approximately $1.17 million, which increases 2% per annum.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

  (a) Financial Statements

      Since Nextel is a publicly held company and is listed on the NASDAQ National Market individual financial statements for this, presently are not required. As of December 31, 1999, Nextel reported total consolidated assets, liabilities and stockholders' equity of approximately $18.4 million, $15.8 million and $2.6 million, respectively. For the year ended December 31, 1999, Nextel reported total consolidated revenues and net loss of approximately $3.3 million and $1.3 million, respectively.

  (b) Pro Forma Financial Information

      Estimated Taxable Operating Results and Cash Available from Operations of the Hampton Property.

      Notes to Estimated Taxable Operating Results and Cash Available from Operations of the Hampton Property.

      Pro Forma Consolidated Balance Sheet as of December 31, 1999.

      Pro Forma Consolidated Statement of Income for the Year Ended December 31, 1999.

      Notes to Pro Forma Consolidated Financial Statements.

  (c) Exhibits

      None.

                   NET 2 L.P. AND CONSOLIDATED SUBSIDIARIES
                   Estimated Taxable Operating Results and
                         Cash Available from Operations
                             of the Hampton Property
                          (Unaudited and in thousands)



The following statement represents estimates of taxable operating results and cash available from operations of the Hampton Property, based upon rents to be received in the first year of the lease. These estimated results do not purport to represent results of operations of the Hampton Property in the future and were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. The General Partner is not aware of any material supportable facts that would cause these estimates to be misleading.


Estimated Taxable Operating Results:
     Cash rent under net lease                           $1,167
Less:
     Interest expense                                       620
     Depreciation                                           269
                                                         ------
Estimated taxable operating results                      $  278
                                                         ======



Estimated Cash Available from Operations:
     Estimated taxable operating results                 $  278
Add:
     Depreciation                                           269
                                                         ------
Estimated cash available from operations                 $  547
                                                         ======

                   NET 2 L.P. AND CONSOLIDATED SUBSIDIARIES
                   Notes to Estimated Operating Results and
                         Cash Available from Operations
                             of the Hampton Property



Basis of Presentation

     Cash rent under the net lease represents the rental payments expected to be received during the first year of the lease.

     Interest expense is the amount that is expected to be incurred on the related mortgage debt.

     The purchase price was allocated to land (10%) and to buildings (90%), based on an appraisal. Depreciation is computed on a straight-line basis over 39 years.

                    NET 2 L.P. AND CONSOLIDATED SUBSIDIARIES
          Pro Forma Consolidated Balance Sheet and Statement of Income



The accompanying Pro Forma Consolidated Balance Sheet of NET 2 L.P. as of December 31, 1999 gives effect to the purchase of the Hampton Property, as if such occurred on December 31, 1999.

The accompanying Pro Forma Consolidated Statement of Income for the year ended December 31, 1999, gives effect to all 1999 property sales and acquisitions (which are contained in the Partnership's Form 10-K for the year ended December 31, 1999), as if such occurred as of January 1, 1999.

The Pro Forma Consolidated Balance Sheet and Statement of Income was prepared by the management of the Partnership. These pro forma statements may not be indicative of the results that would have actually occurred if such had been in effect on the dates indicated. Also, they may not be indicative of the results that may be achieved in the future. The Pro Forma Consolidated Balance Sheet and Statement of Income should be read in conjunction with the Partnership's audited financial statements as of December 31, 1999 and for the year then ended (which are contained in the Partnership's Form 10-K for the year ended December 31, 1999), and the accompanying notes thereto.

                   NET 2 L.P. AND CONSOLIDATED SUBSIDIARIES
                      Pro Forma Consolidated Balance Sheet
                                December 31, 1999
                      (Unaudited and dollars in thousands)


                                                                            Pro Forma
                     ASSETS                              Historical        Adjustments         Pro Forma
                                                         ----------        -----------         ---------
Real estate, net ...............................          $ 75,957           $ 11,960           $ 87,917
Cash and cash equivalents ......................               566                 --                566
Restricted cash ................................            12,508             (4,532)             7,976
Deferred expenses, net .........................               305                 72                377
Rent receivable ................................               957                 --                957
Other assets ...................................               140                 --                140
                                                          --------           --------           --------

  Total assets .................................          $ 90,433           $  7,500           $ 97,933
                                                          ========           ========           ========



        LIABILITIES AND PARTNERS' CAPITAL

Mortgage and notes payable .....................          $ 51,927           $  7,500           $ 59,427
Accrued interest payable .......................               225                 --                225
Accounts payable and other liabilities .........               301                 --                301
                                                          --------           --------           --------
                                                            52,453              7,500             59,953
                                                          --------           --------           --------

Partners' capital (deficit):
  General Partner ..............................              (254)                --               (254)
  Limited Partners ($100 per Unit, 500,000 Units
   authorized, 477,167 Units issued
   and outstanding) ............................            38,234                 --             38,234
                                                          --------           --------           --------
                                                            37,980                 --             37,980
                                                          --------           --------           --------

  Total liabilities and partners' capital ......          $ 90,433           $  7,500           $ 97,933
                                                          ========           ========           ========

                   NET 2 L.P. AND CONSOLIDATED SUBSIDIARIES
                Notes to Pro Forma Consolidated Balance Sheet
                                   (Unaudited)



1. Pro Forma Adjustments

   The adjustment to real estate, net reflects the purchase price of the Hampton Property.

   The adjustment to mortgage and notes payable reflects the financing of the acquisition.

   The adjustment to deferred expenses reflects costs incurred in obtaining financing of the acquisition.

                   NET 2 L.P. AND CONSOLIDATED SUBSIDIARIES
                  Pro Forma Consolidated Statement of Income
                          Year ended December 31, 1999
          (Unaudited and dollars in thousands, except per Unit amounts)



                                                                           Pro Forma
                                                         Historical        Adjustments        Pro Forma
                                                         ----------        -----------        ---------
Revenue:
  Rental ........................................          $10,086          $     57           $10,143
  Interest and other ............................              248                --               248
                                                           -------          --------           -------
                                                            10,334                57            10,391
                                                           -------          --------           -------
Expenses:
  Interest expense ..............................            4,696               200             4,896
  Depreciation ..................................            2,049                 4             2,053
  Amortization of deferred expenses .............              187                 1               188
  General and administrative ....................              775                --               775
                                                           -------          --------           -------
                                                             7,707               205             7,912
                                                           -------          --------           -------

Income before net gain on sale of properties ....            2,627              (148)            2,479
  Net gain on sale of properties ................              784              (784)               --
                                                           -------          --------           -------

Net Income ......................................          $ 3,411          $   (932)          $ 2,479
                                                           =======          ========           =======


Net income per Unit of
  limited partnership interest (*)                      $6.24 to $7.53                      $4.53 to $5.48
                                                        ==============                      ==============


(*) Amounts allocated to unit holders vary depending on the dates they became unit holders.

                   NET 2 L.P. AND CONSOLIDATED SUBSIDIARIES
             Notes to Pro Forma Consolidated Statement of Income
                                   (Unaudited)



1. Pro Forma Adjustments

   The adjustment to rental revenues relates to the establishment of a new measurement date in the straight-lining of rents under the lease term resulting from the acquisition of the properties.

   The adjustment to interest expense relates to the additional debt incurred in financing the acquisitions.

   The adjustment to depreciation relates to an increase in building basis which is depreciated over an estimated useful life of 40 years, using the straight-line method.

   The adjustment to amortization relates to an increase in deferred costs which is amortized over the life of the loan of 10 years, using the straight-line method.

                                    SIGNATURE

Pursuant to the requirements of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                NET 2 L. P.

                                                By:  Lepercq Net 2 L. P.
                                                     its general partner

                                                By:  Lepercq Net 2 Inc.
                                                     its general partner

Date:        4/4/00                             By:  /s/ E. Robert Roskind
      ------------------------                       -------------------------
                                                     E. Robert Roskind
                                                     President